                                                     EXHIBIT 23


                  CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated April 3, 1998 with respect to the consolidated financial statements of Group Financial Partners, Inc., included in the Current Report on Form 8-K of Sypris Solutions, Inc. filed with the Securities and Exchange Commission on April 14, 1998, as amended by this Form 8-K/A.


					/S/ ERNST & YOUNG LLP

Louisville, Kentucky
May 11, 1998